EXHIBIT  3.1


                                                         CORPORATE ACCESS NUMBER
                                                                        20641637





                            BUSINESS CORPORATIONS ACT



                                   CERTIFICATE
                                       OF
                                  AMALGAMATION





ABACAN  RESOURCE  CORPORATION
IS  THE  RESULT  OF  AN  AMALGAMATION  FILED
ON  FEBRUARY  10,  1995






MUNICIPAL  AFFAIRS

SEAL                                                 /S/
                                                     ---------------------------
                                                     REGISTRAR  OF  CORPORATIONS
GOVERNMENT  OF  ALBERTA

                                                      ARTICLES  OF  AMALGAMATION
                                                                         PAGE  1



                            BUSINESS  CORPORATIONS  ACT                  FORM  9
                                  (SECTION 179)

ALBERTA
CONSUMER  AND  CORPORATE  AFFAIRS     ARTICLES  OF  AMALGAMATION


1.     NAME  OF  AMALGAMATED  CORPORATION:

       ABACAN  RESOURCE  CORPORATION

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2.     CORPORATE  ACCESS  NO.:

       20641637

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3. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:


       THE ATTACHED SCHEDULE 1 IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

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4.     RESTRICTIONS  IF  ANY  ON  SHARE  TRANSFERS:


NONE

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5.     NUMBER  (OR  MINIMUM  AND  MAXIMUM  NUMBER)  OF  DIRECTORS:


       MINIMUM  1,  MAXIMUM  15

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6.     RESTRICTIONS  IF  ANY  ON  BUSINESS  THE  CORPORATION  MAY  CARRY  ON:

       NONE

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                                                      ARTICLES  OF  AMALGAMATION
                                                                         PAGE  2

7.     OTHER  PROVISIONS,  IF  ANY:


THE BOARD OF DIRECTORS OF THE CORPORATION MAY, BETWEEN ANNUAL MEETINGS APPOINT ONE OR MORE ADDITIONAL DIRECTORS OF THE CORPORATION TO SERVE UNTIL THE NEXT ANNUAL MEETING, BUT THE NUMBER OF ADDITIONAL DIRECTORS SHALL NOT AT ANY TIME EXCEED ONE-THIRD (1/3) OF THE NUMBER OF DIRECTORS WHO HELD OFFICE AT THE EXPIRATION OF THE LAST ANNUAL MEETING OF THE CORPORATION.

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8.     NAME  OF  AMALGAMATING  CORPORATIONS:     CORPORATE  ACCESS  NO.:


       ABACAN  RESOURCE  CORPORATION                            20482411

       CANADIAN  ANGUS  RESOURCES  LTD.                         20389539

       CANSTAR  VENTURES  CORP.                                 20359023

       CANADIAN  INDUSTRIAL  MINERALS  CORP.                    20638943

       PROFILE  CAPITAL  CORP.                                  20368302


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9.     DATE                    SIGNATURE                    TITLE



FEBRUARY  10,  1995            /s/  Wade  Cherwayko         Director

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FOR  DEPARTMENTAL  USE  ONLY                                               FILED

                                                      ARTICLES  OF  AMALGAMATION
                                                                         PAGE  3


                                  SCHEDULE "1"
                                  ------------

The  shares  which  the  Corporation  is  authorized  to  issue  are:

(a) an unlimited number of common shares without nominal or par value with the following rights, privileges, restrictions and conditions:

     (i) to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

     (ii) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to share equally in the remaining property of the Corporation upon liquidation, dissolution or winding-up of the Corporation; and

     (iii)subject to the rights of the preferred shares, the common shares shall be entitled to receive dividends if, as and when declared by the directors of the Corporation; and

(b)  an  unlimited  number of  preferred  shares  without  nominal  or par value
     ("Preferred   Shares")  which,  as  a  class,  have  attached  thereto  the following:

     (i) the Preferred Shares may from time to time be issued in one or more series and, subject to the following provisions, to the sending of articles of amendment in prescribed form and the issuance of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of preferred shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

                                                      ARTICLES  OF  AMALGAMATION
                                                                         PAGE  4

     (ii) the Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the preferred shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the preferred shares. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to such preferred shares as may be fixed in accordance with clause (b) (i);

     (iii)if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital; and

     (iv) unless the directors otherwise determine in the articles of amendment designating a series, the holder of each share of a series of Preferred Shares shall not, except as otherwise specifically provided in the Business Corporations Act (Alberta), be entitled to receive
                 ---------------------------
          notice of or vote at any meeting of shareholders.